Exhibit 4.16

SIXTH SUPPLEMENTAL INDENTURE

THIS SIXTH SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of January 29, 2013, by and among each of the entities set forth on Schedule 1 attached hereto (each, a “New Guarantor” and, collectively, the “New Guarantors”), Atlantic Power Corporation, a British Columbia corporation (“Atlantic Power”), the Guarantors (the “Existing Guarantors”) under the Indenture referred to below, and Wilmington Trust, National Association, as trustee under the Indenture referred to below (the “Trustee”).

WITNESSETH:

WHEREAS, Atlantic Power has heretofore executed and delivered to the Trustee an Indenture (together with any amendment, supplement or modification thereto, the “Indenture”), dated as of November 4, 2011, providing for the issuance of its 9% Senior Notes due 2018, Series A (the “Series A Notes”) and its 9% Senior Notes, due 2018, Series B, (the “Series B Notes” and, together with the Series A Notes, the “Notes”);

WHEREAS, Atlantic Ridgeline Holdings, LLC, a Delaware limited liability company and a wholly-owned indirect subsidiary of Atlantic Power, has acquired the New Guarantors;

WHEREAS, under certain circumstances Atlantic Power is required (or permitted) to cause the New Guarantors to execute and deliver to the Trustee a supplemental indenture pursuant to which each New Guarantor shall unconditionally guarantee all of Atlantic Power’s obligations under the Notes pursuant to a Guarantee on the terms and conditions set forth herein; and

WHEREAS, pursuant to Section 8.01 of the Indenture, the Trustee, Atlantic Power and the Existing Guarantors are authorized to execute and deliver this Supplemental Indenture;

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the New Guarantors, Atlantic Power, the Existing Guarantors and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders as follows:

1.                                      Definitions.

(a)                                 Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

(b)                                 For all purposes of this Supplemental Indenture, except as otherwise herein expressly provided or unless the context otherwise requires: (i) the terms and expressions used herein shall have the same meanings as corresponding terms and expressions used in the Indenture; and (ii) the words “herein,” “hereof” and “hereby” and other words of similar import used in this Supplemental Indenture refer to this Supplemental Indenture as a whole and not to any particular section hereof.

2.                                      Agreement to Guarantee. Each New Guarantor hereby agrees, jointly and severally with all other Guarantors, to guarantee Atlantic Power’s obligations under the Notes and the Indenture on the terms and subject to the conditions set forth in Article 10 of the Indenture and to be bound by all other applicable provisions of the Indenture. From and after the date hereof, each New Guarantor shall be a Guarantor for all purposes under the Indenture and the Notes.

3.                                      Ratification of Indenture; Supplemental Indentures Part of Indenture.  Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder heretofore or hereafter authenticated and delivered shall be bound hereby.

4.                                      Governing Law.  THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AS APPLIED TO CONTRACTS MADE AND PERFORMED WITHIN THE STATE OF NEW YORK (INCLUDING, WITHOUT LIMITATION, SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW OR ANY SUCCESSOR STATUTE). EACH OF THE PARTIES HERETO AGREES TO SUBMIT TO THE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS SUPPLEMENTAL INDENTURE.

5.                                      Trustee Makes No Representation. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which are made solely by Atlantic Power.

6.                                      Multiple Counterparts.  The parties may sign multiple counterparts of this Supplemental Indenture. Each signed counterpart shall be deemed an original, but all of them together represent one and the same agreement.

7.                                      Headings. The headings of this Supplemental Indenture have been inserted for convenience of reference only, are not to be considered a part hereof, and shall in no way modify or restrict any of the terms or provisions hereof.

[Signature Pages Follow]

2

IN WITNESS WHEREOF, the parties have caused this Supplemental Indenture to be duly executed all as of the date and year first written above.

ATLANTIC POWER CORPORATION

By:	/s/ Barry E. Welch
Name: Barry E. Welch
Title: President and Chief Executive Officer

Signature Page to Sixth Supplemental Indenture

EXISTING GUARANTORS

ATLANTIC AUBURNDALE, LLC
ATLANTIC IDAHO WIND C, LLC
ATLANTIC IDAHO WIND HOLDINGS, LLC
ATLANTIC OKLAHOMA WIND, LLC
ATLANTIC POWER CORPORATION
ATLANTIC POWER GENERATION, INC.
ATLANTIC POWER GP INC.
ATLANTIC POWER HOLDINGS, INC.
ATLANTIC POWER SERVICES CANADA GP INC.
ATLANTIC POWER SERVICES CANADA LP
By: Atlantic Power Services Canada GP Inc., its General Partner
ATLANTIC POWER TRANSMISSION, INC.
ATLANTIC RENEWABLES HOLDINGS, LLC
ATLANTIC ROCKLAND HOLDINGS, LLC
ATLANTIC RIDGELINE HOLDINGS, LLC
AUBURNDALE GP, LLC
By: Auburndale LP LLC, its Sole Member
By: Atlantic Auburndale, LLC, its Sole Member
AUBURNDALE LP, LLC
By: Atlantic Auburndale, LLC, its Sole Member
BAKER LAKE HYDRO LLC
DADE INVESTMENT, L.P.
By: NCP Dade Power LLC, its General Partner
EPSILON POWER FUNDING, LLC
HARBOR CAPITAL HOLDINGS, LLC
By: Atlantic Power Holdings, Inc., its Sole Member
LAKE INVESTMENT, L.P.
By: NCP Lake Power LLC, its General Partner
By: Teton East Coast Generation LLC, its Sole Member
NCP DADE POWER LLC
NCP GEM LLC
By: Teton East Coast Generation LLC, its Sole Member
NCP LAKE POWER LLC
By: Teton East Coast Generation LLC, its Sole Member
NCP PASCO LLC
OLYMPIA HYDRO LLC
TETON EAST COAST GENERATION LLC
TETON NEW LAKE, LLC
TETON POWER FUNDING, LLC

By:	/s/ Barry E. Welch
Name:	Barry E. Welch
Title:	Authorized officer of each entity identified above

Signature Page to Sixth Supplemental Indenture

NEW GUARANTORS:

PAH RAH HOLDING COMPANY LLC
RIDGELINE EASTERN ENERGY LLC
RIDGELINE ENERGY SOLAR, LLC
RIDGELINE ENERGY HOLDINGS, INC.
RIDGELINE ENERGY LLC
LEWIS RANCH WIND PROJECT LLC
HURRICANE WIND, LLC
RIDGELINE POWER SERVICES LLC
RIDGELINE ALTERNATIVE ENERGY, LLC
FRONTIER SOLAR LLC
PAH RAH PROJECT COMPANY LLC
MONTICELLO HILLS WIND LLC
DRY LOTS WIND LLC
SMOKEY AVENUE WIND LLC
SAUNDERS BROS. TRANSPORTATION CORPORATION
BRUCE HILL WIND LLC
SOUTH MOUNTAIN WIND LLC
GREAT BASIN SOLAR RANCH LLC
GOSHEN WIND HOLDINGS LLC
MEADOW CREEK HOLDINGS LLC
RIDGELINE HOLDINGS JUNIOR INC.
ROCKLAND WIND RIDGELINE HOLDINGS LLC
MEADOW CREEK INTERMEDIATE HOLDINGS LLC

By:	/s/ Barry E. Welch
Name:	Barry E. Welch
Title:	Authorized officer of each entity identified above

Signature Page to Sixth Supplemental Indenture

WILMINGTON TRUST, NATIONAL
ASSOCIATION, as Trustee

By:	/s/ Joseph P. O’Donnell
Name: Joseph P. O’Donnell
Title: Vice President

Signature Page to Sixth Supplemental Indenture

Schedule 1

New Guarantors

PAH RAH HOLDING COMPANY LLC
RIDGELINE EASTERN ENERGY LLC
RIDGELINE ENERGY SOLAR LLC
RIDGELINE ENERGY HOLDINGS, INC.
RIDGELINE ENERGY LLC
LEWIS RANCH WIND PROJECT LLC
HURRICANE WIND LLC
RIDGELINE POWER SERVICES LLC
RIDGELINE ALTERNATIVE ENERGY LLC
FRONTIER SOLAR LLC
PAH RAH PROJECT COMPANY LLC
MONTICELLO HILLS WIND LLC
DRY LOTS WIND LLC
SMOKEY AVENUE WIND LLC
SAUNDERS BROS. TRANSPORTATION CORPORATION
BRUCE HILL WIND LLC
SOUTH MOUNTAIN WIND LLC
GREAT BASIN SOLAR RANCH LLC
GOSHEN WIND HOLDINGS LLC
MEADOW CREEK HOLDINGS LLC
RIDGELINE HOLDINGS JUNIOR INC.
ROCKLAND WIND RIDGELINE HOLDINGS LLC
MEADOW CREEK INTERMEDIATE HOLDINGS LLC